EXHIBIT B - Dissenter's Notice

                     COMPANY NOTICE TO POTENTIAL DISSENTERS

         You the shareholder are hereby notified pursuant to section 16-10a-1322 of the Utah Code Annotated effective December 6, 2004 as follows:

         (a) Proposal number 1 relating to the sale of the MicroCor stock was authorized by the shareholders at the Company's annual meeting held December 6, 2004;

         (b) InMedica Development Corporation will receive payment demands for shares and original certificates for shares at the address on the accompanying form to assert dissenter's rights;

         (c) a form to assert dissenter's rights and demand payment is attached hereto;

         (d) you must state an address to which payment is to be made on the accompanying form;

         (e) Your demand and stock certificates must be received by January 5, 2005 which is 30 days after the effectiveness of this notice;

         (f) if the dissenter's notice is submitted on behalf of a nominee or beneficial owner, you must certify that you or the person on whose behalf you asserts dissenters' rights acquired beneficial ownership of the shares before September 8, 2004

         (g) see "Dissenter's Rights" in the accompanying Information Statement for a copy of section 16-10a-1322. Dissenters' notice.

Effective:   December 6, 2004

                       By INMEDICA DEVELOPMENT CORPORATION


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                             DISSENTER'S NOTICE FORM

(A SIGNED COPY OF THIS NOTICE AND YOUR SHARE CERTIFICATES MUST BE RECEIVED BY INMEDICA AT THE ADDRESS BELOW NOT LATER THAN JANUARY 5, 2005 IN ORDER TO ASSERT DISSENTER'S RIGHTS)

TO:   INMEDICA DEVELOPMENT CORPORATION
         825 North 300 West, Suite N132
         Salt Lake City, Utah 84103
         801-521-9300

The undersigned hereby demands payment for his/her shares pursuant to dissenter's rights with respect to the approval of Proposal 1 at the meeting of the Company held December 6, 2004. Enclosed are all of the original certificates for shares of InMedica Development Corporation held by the undersigned.

The undersigned (jointly and severally) certify that the he/she acquired beneficial ownership of the shares before the date of the first announcement to the news media (September 8, 2004) of the proposed corporate action creating the dissenter's rights or if a record owner on behalf of a beneficial owner or nominee, the record holder certifies that the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. If signed for an entity, the undersigned represents that he/she is duly authorized to sign on behalf of the entity.

________________________________Address for Payment:______________
Your signature as it appears on certificate(s)     _______________
Print Name:_________________________
Date:_________________________


________________________________Address for Payment:______________
Signature of joint owner, if applicable__________________________________
Print Name:_____________________________________________________
Date:____________________________

FOR ENTITIES:

NAME OF ENTITY:_________________________


________________________________Address for Payment______________
Signature                                      ____________________________
Print Name of Signer:______________________________________________
Position with Entity:________________
Date:___________________________




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